FOR IMMEDIATE RELEASE
Date: March 6, 2012
Contact: Dell Keith or Jimmy Burnsed
(912) 756-4444

Bryan Bank & Trust Announces
Entry into a Consent Order with the FDIC and the
Georgia Department of Banking and Finance

Bryan Bank & Trust (“Bryan” or the “Bank”), a subsidiary of The Savannah Bancorp, Inc., announced today that effective March 1, 2012 it has entered into a Consent Order (“Order”) with the Federal Deposit Insurance Corporation and the Georgia Department of Banking and Finance.
Like many banks throughout Georgia and across the country, Bryan has experienced an increase in nonperforming loans and classified assets during the economic downturn.  Dell Keith, CEO and President of the Bank stated, “The decline in real estate values and high unemployment continue to impact our customers.  The Bank has, however, remained proactive in making the necessary adjustments to sturdy its position in the best interest of its customers, shareholders, employees and the community as a whole.
“We have been working diligently to reduce our level of problem loans.  We have taken steps to revamp our credit policies to reduce our exposure and address our future credit risk to help meet the regulatory requirements.  By signing the Order, our Board of Directors and management team are committed to working with the regulatory agencies to continue to resolve the issues facing the Bank and endeavor to meet all the terms and conditions of the Order.  Though the Order is new we have basically operated under the same guidelines and goals outlined in the Order for over two years.  As a result of this difficult economic environment, it is not uncommon for banks to operate under such a regulatory order.”
Keith continued, “We have had the privilege to serve this community for over 20 years.  The Bank has been interwoven with the fabric of the community and has maintained more than 60 percent of the market share in Bryan County.”
Jimmy Burnsed, Chairman of the Board of Directors, said, “We have seen our share of challenges, like many other banks, but are fortunate to have so many businesses and consumers in our community stand by us and support us in this critical time, just as we have supported them over the years.  We are still in the business of handling the banking needs of our customers.
“Bryan’s roots are here in Bryan County, where we plan to stay and to keep getting stronger, better and wiser with every day that passes.  Our management team remains confident in our ability to overcome this challenge and looks forward to emerging as an even stronger bank.  We will not divert our attention from providing our customers with the same level of superior service that they have come to expect from the Bank.”
The Order does not affect the Bank’s ability to continue to conduct its banking business with customers in a normal fashion.  Banking products and services, hours of business, internet banking, ATM usage and FDIC deposit insurance coverage will all be unaffected.  Customer deposits remain protected and insured by the FDIC up to $250,000 per depositor, the maximum allowed by law.  Additionally, as part of the Dodd-Frank Act, unlimited FDIC insurance coverage applies to non interest-bearing deposit accounts and Lawyer’s Trust accounts through December 31, 2012.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, among others, statements identified by words or phrases such as “potential,” “opportunity,” “believe,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “assume,” “outlook,” “continue,” “seek,” “plans,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.  These statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties.  There can be no assurance that these results will occur or that the expected benefits associated therewith will be achieved.  A number of important factors could cause actual results to differ materially from those contemplated by our forward-looking statements in this press release.  Many of these factors are beyond our ability to control or predict.  These factors include, but are not limited to, those found in our filings with the Securities and Exchange Commission, including under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations.  We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as required by law.